SCHEDULE M
                               DATED MAY 13, 2014
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                                   LSV FUNDS

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                                         INVESTOR                INSTITUTIONAL
FUND                                   CLASS SHARES              CLASS SHARES
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LSV Value Equity Fund                       X                         X
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LSV Conservative Value Equity Fund          X                         X
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LSV Small Cap Value Fund                    X                         X
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LSV U.S. Managed Volatility Fund            X                         X
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LSV Global Managed Volatility Fund          X                         X
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LSV Global Value Fund                       X                         X
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

                                                                     EXHIBIT M.1

                                   LSV FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                             INVESTOR CLASS SHARES


1.   Class-Specific Distribution Arrangements, Other Expenses

     Investor Class Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the distributor under the distribution plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Fund's average daily net assets attributable to Investor Class Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Funds' Investor Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.   Eligibility of Purchasers

     Investor Class Shares are available to individual and institutional customers and may require a minimum initial investment (as described in each prospectus).

3.   Exchange Privileges

     Investor Class Shares do not have exchange privileges.

4.   Voting Rights

     Each Investor Class Share shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   Conversion Rights

     Shareholders of Investor Class Shares of one LSV Fund may convert such Investor Class Shares into Institutional Class Shares of the same LSV Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus for such LSV Fund and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Institutional Class Shares.

                                                                     EXHIBIT M.2

                                   LSV FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                           INSTITUTIONAL CLASS SHARES


1.   Class-Specific Distribution Arrangements, Other Expenses

     Institutional Class Shares are sold without a load or sales charge, and are not subject to a Rule 12b-1 fee.

2.   Eligibility of Purchasers

     Institutional Class Shares are principally designed for purchase by institutional investors, subject to the minimum investment requirement described in each Fund's prospectus.

3.   Exchange  Privileges

     Institutional Class Shares do not have exchange privileges.

4.   Voting Rights

     Each Institutional Class Share shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   Conversion Rights

     Shareholders of Institutional Class Shares of one LSV Fund may convert such Institutional Class Shares into Investor Class Shares of the same LSV Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus for such LSV Fund and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Investor Class Shares.